SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 14, 2009

SIMMONS COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-124138	20-0646221

(Commission File Number)	(I.R.S. Employer Identification No.)

One Concourse Parkway, Suite 800
Atlanta, Georgia	30328-6188

(Address of Principal Executive Offices)	(Zip Code)

770-512-7700
(Registrant’s Telephone Number, Including Area Code)

NA
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On April 14, 2009, Simmons Company (the “Company”) received a notice sent on behalf of holders (“Holders”) of the Company’s senior discount notes (“Discount Notes”), purporting to own more than 25% of the $269.0 million principal amount of the outstanding Discount Notes, pursuant to which such Holders have notified Simmons Company that its failure to furnish to the Holders (i) a Form 10-Q for the third quarter ended September 27, 2008 and (ii) a Form 10-K for the fiscal year ended December 27, 2008 (together, the "Financial Reports"), each as required under the indenture to the Discount Notes, constitutes defaults thereunder. Under the indenture for the Discount Notes, the Company has until June 13, 2009 to cure these defaults. In addition, having received the notice, if the Company fails to cure these defaults by June 13, 2009 the forbearance periods under both the forbearance agreements pertaining to the $540.0 million senior credit facility and $200.0 million senior subordinated notes will terminate. The Company intends to cure the defaults by June 13, 2009.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, Simmons Company has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

SIMMONS COMPANY

By:	/s/ William S. Creekmuir
William S. Creekmuir
Executive Vice President and Chief Financial Officer

Date:	April 20, 2009